Exhibit 32

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

               In connection with the Annual Report of Net 1 UEPS Technologies, Inc. (“Net1”) on Form 10-K for the period ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Serge Belamant and Herman Kotze, Chief Executive Officer and Chief Financial Officer, respectively, of Net1, certify, pursuant to 18 U.S.C. § 1350, that to their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Net1.

Date: August 27, 2009	/s/: Serge Belamant
Name: Serge Belamant
Chief Executive Officer and Chairman
of the Board

Date: August 27, 2009	/s/: Herman Kotze
Name: Herman Kotze
Chief Financial Officer, Treasurer and
Secretary